Chindex International, Inc. Announces Three-For-Two Stock Split

Bethesda, Md.-- (March 18, 2008) -- Chindex International, Inc. (NASDAQ: CHDX) (the “Company”) today announced that its Board of Directors has unanimously approved a three-for-two split of all shares of the Company’s Common Stock, par value $0.01 per share, including its Class B Common Stock.  Stockholders of record as of the close of business on April 1, 2008 will receive one-half additional share of Common Stock for each share owned on that date in the form of a stock dividend.  Certificates representing the additional shares of Common Stock will be distributed on or about April 16, 2008.  In lieu of issuing fractional shares, The Company will pay cash for fractional shares based on the closing price of the Common Stock on the record date as reported by the NASDAQ.

The effect of the stock split will be to increase the number of outstanding shares of the Common Stock, excluding the Class B Common Stock, from approximately 8,688,000 shares to approximately 13,032,000 shares and to increase the number of outstanding shares of the Class B Common Stock from 775,000 shares to 1,162,500 shares.

Roberta Lipson, Chief Executive Officer, stated, “This stock split reflects both the recent strong performance of our stock and our confidence in the Company’s prospects for further growth and is intended to improve market liquidity for our stockholders and to lead to wider ownership.”

About Chindex International, Inc.

Chindex is an American healthcare company that provides healthcare services and supplies medical capital equipment, instrumentation and products to the Chinese marketplace, including Hong Kong. It provides healthcare services through the operations of its United Family Hospitals and Clinics, a network of private primary care hospitals and affiliated ambulatory clinics in China. The Company's hospital network currently operates in the Beijing and Shanghai metropolitan areas. The Company sells medical products manufactured by various major multinational companies, including Siemens AG, which is the Company's exclusive distribution partner for the sale and servicing of color doppler ultrasound systems. It also arranges financing packages for the supply of medical products to hospitals in China utilizing the export loan and loan guarantee programs of both the U.S. Export-Import Bank and the German KfW Development Bank. With twenty-six years of experience, 1,000 employees, operations in mainland China and Hong Kong, offices in the United States and Germany, the Company's strategy is to expand its cross-cultural reach by providing leading edge healthcare technologies, quality products and services to Greater China's professional communities. Further company information may be found at the Company's websites, www.chindex.com and www.unitedfamilyhospitals.com.

Statements made in this press release relating to plans, strategies, objectives, economic performance and trends and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, the factors set forth under the heading "Risk Factors" in our annual report on Form 10-K for the year ended March 31, 2007, updates and additions to those "Risk Factors" in our interim reports on Form 10-Q, Forms 8-K and in other documents filed by us with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as "may", "will", "should", "could", "expects", "plans", "intends", "anticipates", "believes", "estimates", "predicts", "forecasts", "potential", or "continue" or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We have no obligation to update these forward-looking statements.
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Contact:
Chindex International, Inc. -- 301/215-7777
Lawrence Pemble
Judy Zakreski